EXHIBIT 23


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO BAIRNCO CORPORATION:

As independent certified public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into the Company's previously filed Registration
Statements on Form S-8 (Files 33-36330 and 33-41313).




Orlando, Florida
March 26, 1996

Arthur Andersen LLP